   As filed with the Securities and Exchange Commission on September 8, 1997

                                                   Registration No. 333-________

- --------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------


                            CARDIOGENESIS CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                 77-0352469
       (State or Other Jurisdiction                    (I.R.S. Employer
     of Incorporation or Organization)                Identification No.)

                               540 OAKMEAD PARKWAY
                               SUNNYVALE, CA 94086
                    (Address of Principal Executive Offices)


                           1996 EQUITY INCENTIVE PLAN

                            (Full Title of the Plan)

                             ----------------------

                                  ALLEN W. HILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CARDIOGENESIS CORPORATION
                               540 OAKMEAD PARKWAY
                               SUNNYVALE, CA 94086
                                 (408) 328-8500


            (Name, Address and Telephone Number of Agent for Service)

                             ----------------------
                                   Copies to:

                              BRUCE W. JENETT, ESQ.
                         KATHERINE TALLMAN SCHUDA, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
          TITLE OF SECURITIES             AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
           TO BE REGISTERED                REGISTERED    OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value              300,000 (1)          $12.50 (2)           $3,750,000.00 (2)         $1,136.37 (3)
=================================================================================================================================

(1) Additional shares available for grant and not yet subject to outstanding stock options as of September 5, 1997 under the 1996 Equity Incentive Plan.
(2) Estimated as of September 3, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 300,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Equity Incentive Plan, as amended through May 28, 1997 (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-04287), previously filed with the Commission on May 22, 1996, with respect to the Plan are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 31, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 15, 1997 pursuant to Section 13(a) of the Exchange Act; and

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed on August 14, 1997 pursuant to
                  Section 13(a) of the Exchange Act.


         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 8.  EXHIBITS.

     4.01 CardioGenesis Corporation 1996 Equity Incentive Plan, as amended through May 28, 1997.
     4.02      Form of specimen certificate for Registrant's Common Stock. (1)
     4.03      Registrant's Second Restated Investors' Rights Agreement. (2)
     5.01      Opinion of Fenwick & West LLP.
    23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).
    23.02      Consent of Coopers & Lybrand L.L.P., Independent Accountants.
    24.01      Power of Attorney (see page 3).

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         (1)      Incorporated by reference to Exhibit 4.01 to Registrant's
                  Registration Statement on Form SB-2 (File No. 333-3752-LA) initially filed on April 17, 1996, and as subsequently amended (the "Form SB-2").
         (2)      Incorporated by reference to Exhibit 4.02 to the Form SB-2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 31st day of August, 1997.

                                    CARDIOGENESIS CORPORATION


                                    By:  /s/ Allen W. Hill
                                       --------------------------
                                         Allen W. Hill,
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Allen W. Hill and Richard P. Powers, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                      Title                              Date
             ---------                                      -----                              ----

PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:

/s/ Allen W. Hill                                President, Chief Executive               August 31, 1997
- ----------------------------------------         Officer and Director
Allen W. Hill

PRINCIPAL FINANCIAL OFFICER
  AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Richard P. Powers                            Vice President of Finance and            August 31, 1997
- ----------------------------------------
Richard P. Powers                                Administration, Chief Financial
                                                 Officer and Secretary
ADDITIONAL DIRECTORS:

/s/ David B. Apfelberg                           Director                                 August 31, 1997
- ----------------------------------------
David B. Apfelberg

/s/ Jack M. Gill                                 Director                                 August 31, 1997
- ----------------------------------------
Jack M. Gill

/s/ David C. Hull, Jr.                           Director                                 August 31, 1997
- ----------------------------------------
David C. Hull, Jr.

/s/ Thomas D. Kiley                              Director                                 August 31, 1997
- ----------------------------------------
Thomas D. Kiley

/s/ F. Thomas (Jay) Watkins III                  Director                                 August 31, 1997
- ----------------------------------------
F. Thomas (Jay) Watkins III

                                  EXHIBIT INDEX


  Exhibit No.                        Description
  -----------                        -----------
      4.01      CardioGenesis Corporation 1996 Equity Incentive Plan, as amended through May 28, 1997.

      4.02      Form of specimen certificate for Registrant's Common Stock.(1)

      4.03      Registrant's Second Restated Investors' Rights Agreement.(2)

      5.01      Opinion of Fenwick & West LLP.

     23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02      Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     24.01      Power of Attorney (see page 3).
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

         (1) Incorporated by reference to Exhibit 4.01 to Registrant's Registration Statement on Form SB-2 (File No. 333-3752-LA) initially filed on April 17, 1996, and as subsequently amended (the "Form SB-2").

         (2)      Incorporated by reference to Exhibit 4.02 to the Form SB-2.